EXHIBIT 10.4

                                  TENANT LEASE

     This Lease entered into the 16th day of March, 1998, between Preston O. Stallings, Lessor, and Value America, Inc., Lessee. Lessee agrees to pay a prorated portion of rent, amounting to $34.38 per day from date of move in to end of March.

     That the Lessor does hereby rent and demise unto the Lessee the following premises to-wit 2340 Commonwealth Drive, Suites 102 and 103 approximately 1125 square feet, and Suite B-1 approximately 1125 square feet including common area, Charlottesville, Virginia 22901 (hereinafter referred to as the "Premises").

     1. The term of the Lease shall be for one (1) year commencing on March 16, 1998 and terminating on March 16, 1999, unless notice by Lessor or Lessee within sixty (60) days prior to the expiration of the Lease agreement shall notify the other party of its intention to renew the Lease as hereinafter provided.

     The Lessee shall notify the Lessor in writing, sixty (60) days prior to the expiration of this Lease or any renewal thereof, of its intention to renew this Lease, which renewal shall be on terms and conditions which shall be substantially similar to those stated herein and provided further, that the rent shall not exceed the rent for the preceding year by more than ten percent (10%) and that any renewal term shall not be less than one (1) year not more than three (3) years, at the option of the Lessee.

     1.   Rent is to be paid by the Lessee to the Lessor as follows:
       (A) Base Rent;
       (1) The rent for the first year of this Lease shall be twenty four thousand seven hundred fifty dollars and no cent, ($24,750.00) payable in monthly installments. The first installment of two thousand sixty two dollars and fifty cents, ($2,062.50) payable on the first day of the term as set forth herein and each succeeding installment of two thousand sixty-two dollars and fifty cents, due on the first day of each calendar month thereafter. Rent includes electric utilities
       (B) Late Charges: The Lessee agrees that payments not received by the Lessor in a timely fashion in accordance with subparagraph 2a shall be subject to the following Late Charges.

                Day of Month
                1st to 5th      No Penalty
                6th to 10th     $50.00
                11th to 15th    $75.00
                16th            Default

       (c)Contemporaneously with the execution of this agreement, Lessee will deposit with Lessor a security deposit in the amount of two thousand sixty two dollars and fifty cent, ($2,062.50).

       (D) The Lessor may reenter for default of fifteen days in the payment of any installment of rent, or for the breach of any material covenant herein contained.

     3. The Lessor covenants that he will, in a timely fashion and all at his sole cost and expense, make such structural repairs as may be required by natural wear and tear during the period of this Lease, and keep the plumbing, heating, air conditioning, and electrical systems in proper working condition and that he will maintain the exterior of the Premises.
     4. The Lessee will be responsible for upkeep and repairs to the interior of the Premises, and may make such alterations therein as he deems necessary at his own expense. Any shelving, fixture and other personal property which Lessee installs at his own expense may be removed by him at the termination of this Lease; however, Lessee agrees to pay Lessor for any damages occasioned by such removal.
     5. The Lessor agrees to furnish at its own expense water, required on the Premises.



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     6. Lessor shall pay all real estate taxes assessed against said property.
     7. In the event of destruction or damage to the Premises, by fire or otherwise, rendering same unfit for the carrying on of Lessee's business, the rent shall abate until said destruction or damage is repaired, provided, however, if said repairs are not completed within one hundred twenty (120) days after such destruction or damage, the Lessee at its option may terminate the Lease. Nothing herein, however, shall be construed as requiring Lessor to rebuild or to repair.
     8. The Premises may be sublet or assigned only upon written notice to the Lessor, provided however, that the Lessor shall have the right to reject any sublease or assignee where the Lessor can demonstrate said sublessee's or assignee's inability to assume the obligations of this Lease.
     9. Lessee agrees to surrender the Premises in as good a condition as they are at the beginning of the period of this Lease, reasonable wear and tear excepted.
     10. The said Lessee also covenants and agrees that the Lessor may show the Premises to prospective purchasers or renters at any time upon reasonable notice, and that it may placard the aforementioned property "FOR SALE" and/or "FOR RENT" in one or more conspicuous places at any time, but only after notice shall have been given by the Lessee of its intention not to renew the Lease.
     11. Lessor shall carry fire and extended coverage insurance on the buildings and improvements on the Premises, with a provision that said policy may not be canceled until after thirty (30) days written notice to the Lessee, and that it will cause its insurer to furnish the Lessee a certificate to that effect.
     12. Notices. Official notices or communications given or required under this Lease shall be in writing and shall be deemed given when deposited in the United States mail postage prepaid and addressed as follows:

If to the Lessor:                 If to the Lessee:
 Preston O. Stallings              Value America, Inc.
 P.O. Box 6249                     2340 Commonwealth Drive
 Charlottesville, VA 22906         Charlottesville, VA 22901

     13. This Lease is entered into and shall be construed under the laws of the State of Virginia.
     14. The Lessor, including its executors, administrators, heirs, successors and assigns, agrees that the Lessee, upon paying the rental herein reserved and upon the performance of the covenants and agreements herein provided, shall peaceably and quietly hold and enjoy the demised Premises for and during the entire term of this Lease, including any extension(s) thereof.

WITNESS THE FOLLOWING SIGNATURES:

Value America, Inc. /s/Dean M. Johnson        Witness: /s/Rex Scatena
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Preston Stallings: /s/Preston Stallings/CDS   Witness:
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The Lessor may raise the rent by four percent (4%) for a renewal beginning
March 16, 1999.